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                                                                     Exhibit 1.2


                                     ANNEX A
                                       TO
                             UNDERWRITING AGREEMENT

         THE SECURITY EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT (I) IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH 1 HEREOF AND (II) WITH EITHER (A) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR (B) SUCH REGISTRATION.

                              UNIT PURCHASE WARRANT

            To Purchase _____ Units Each Consisting of Two Shares of
                Common Stock of Dayton General Systems, Inc. and
          One Warrant to Purchase One Additional Share of Common Stock

                              ______________, 1998


         THIS CERTIFIES THAT, in consideration for its payment of $______ to the Company, J. V. Delaney & Associates ("Initial Holder") or its registered assigns is entitled to subscribe for and purchase from Dayton General Systems, Inc. (the "Company"), a Pennsylvania corporation, at any time after the first anniversary of the date hereof (which is the effective date of the registration statement to which this warrant (herein referred to as the "Warrant") relates) to and including _________, 2002 (the fifth anniversary of the effective date of the registration statement for the public offering to which this Warrant relates), _______ units ("Units") each consisting of (I) two fully paid and nonassessable shares of the Company's Common Stock without par value ("Common Stock") together with (ii) a warrant to purchase one additional share of Common Stock at a price of $6.50 per share, all such warrants ("Offering Warrants") to have terms and conditions identical to those described in the Company's Registration Statement on Form SB-2, No. 333-33597 (the "Registration Statement") under the Securities Act of 1933 for the offering of securities to which this Warrant relates. The exercise price of this Warrant shall be $16.50 per Unit (which price is equal to 165% of the price of the Company's Units offered in the public offering to which this Warrant relates).

     This Warrant is subject to the following provisions, terms and conditions:

         1. EXERCISE; TRANSFERABILITY. This Warrant may not be exercised nor may the shares underlying the Warrant be resold, transferred or assigned for a period of one year from the date of the prospectus associated with this offering. After a period of one year, the rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Unit), by written notice of exercise delivered to the Company 20 days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price for such Units. This Warrant is non-transferable other than by will or pursuant to the laws of descent and distribution except as provided herein. The Warrant may not be exercised, sold, transferred,


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assigned or hypothecated by the holder hereof following the effective date of the offering for a period of one year, except by operation of law or by reason of reorganization of the issuer, and except that this Warrant may be transferred to officers or partners of the Initial Holder or to National Association of Securities Dealers, Inc. member firms which participate in the selling group for the public offering to which this Warrant relates, and to the bona fide officers or partners of such member firms, provided that if so transferred, the Warrant or part thereof shall remain subject to the restrictions on transfer specified herein for the remainder of such one year time period. To the extent permitted under the foregoing provisions, this Warrant may be transferred, or divided into two or more warrants of smaller denominations (collectively, the "Warrants"), subject to the Company's receipt of the opinion of counsel as provided by paragraph 7 herein to the effect that such transfer is not in violation of federal or state securities laws.

         2. ISSUANCE OF STOCK AND WARRANTS. The Company agrees that the Units purchasable hereunder shall be and are deemed to be issued to the registered holder hereof as of the close of business on the date on which payment shall have been made for such Units as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the Common Stock and Offering Warrants shall be delivered to the registered holder hereof within a reasonable time, not exceeding ten days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Units, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the registered holder hereof within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Units upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof.

         3. COVENANTS OF COMPANY. The Company covenants and agrees that all shares of Common Stock which may be included in Units issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock and Offering Warrants to provide for the exercise of the rights represented by this Warrant.

         4. ANTI-DILUTION ADJUSTMENTS. The above provisions are, however, subject to the following:

         (a) In case the Company shall at any time hereafter subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the exercise price of this Warrant in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately

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increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of this Warrant shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after the subdivision, combination or dividend payable in Common Stock.

         (b) No fractional Units are to be purchasable upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a Unit which would otherwise be purchasable in an amount equal to the same fraction of the market price per share of Common Stock on the day of exercise as determined in good faith by the Company.

         (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Common Stock and/or Offering Warrants of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby (assuming, for this purpose, the exercise of the Offering Warrants) had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant purchase price and of the number of Units purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

         (d) Upon any adjustment of the Warrant purchase price, then, and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of Units purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         5. COMMON STOCK. As used herein, the term "Common Stock" shall mean and include the Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution, dissolution or winding up of the Company.

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         6. NO VOTING RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

         7. NOTICE OF TRANSFER OF WARRANT OR RESALE OF UNITS. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring any shares of Common Stock or Offering Warrants issued upon the exercise hereof ("Warrant Securities"), of such holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under applicable federal and state laws), the Company, as promptly as practicable, shall notify such holder of such opinions, whereupon such holder shall be entitled to transfer the Warrant Securities in accordance with the notice delivered by such holder to the Company, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Securities respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933.

         If, in the reasonable opinion of either of the counsel referred to in this paragraph 7, the proposed transfer or disposition described in the written notice given pursuant to this paragraph 7 may not be effected without registration or qualification of the Warrant Securities, the Company shall promptly give written notice thereof to the holder hereof, and such holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of both such counsel, are permitted by law.

         8. REGISTRATION RIGHTS. (a) If the Company proposes to claim an exemption under Regulation A promulgated under Section 3(b) of the Securities Act of 1933 for a public offering of its Common Stock, or to register under the Securities Act of 1933 (except by a registration statement on a form that does not permit the inclusion of shares by its security holders) any of its Common Stock, it will give written notice to all registered holders of Warrants, and all registered holders of Warrant Securities, of its intention to do so and, on the written request of any registered holders given within 20 days after receipt of any such notice (which request must be made on or before ____________, 2004 (the seventh anniversary of the effective date of the Registration Statement) and which notice shall specify the number of shares of Common Stock intended to be sold or disposed of by such registered holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such shares of Common Stock, the registered holders of which shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Company. All expenses of such offering, except the fees of special counsel and brokers' commissions to such holders, shall be borne by the Company.

         (b) Further, on a one-time basis only, upon request by a majority in interest of Warrants, or by the holders of a majority of the shares of Common Stock issued upon exercise thereof, the Company will, at the expense of such holders, promptly take all necessary steps to register or qualify such shares of Common Stock under Section 3(b) or Section 5 of the Securities

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Act of 1933 and such state laws as such holders may reasonably request; provided that such request must be made within five years from the effective date of the Registration Statement. The Company may delay filing a registration statement for such shares of Common Stock for up to 90 days if the Board of Directors of the Company determines that the filing of a registration statement at that time would not be in the best interests of the Company and its shareholders. The Company shall use its best efforts to keep effective and maintain any registration, qualification, notification or approval specified in this paragraph for such period as may be necessary for the holders of such shares of Common Stock to dispose of such shares and from time to time shall amend or supplement, (at the holder's expense, which shall include legal, accounting, printing and all other fees and expenses associated with such amendment or supplement), the prospectus or offering circular used in connection therewith to the extent necessary in order to comply with applicable law, provided that the Company shall not be obligated to maintain any registration for a period of more than six months after effectiveness except that a Form S-3 registration statement or successor thereof shall be maintained for up to 12 months after effectiveness.

         (c) The Company shall indemnify the holder of this Warrant and of any Warrant Securities issued or issuable hereunder, its officers and directors, and any person who controls such Warrant holder or such holder of Warrant Securities within the meaning of Section 15 of the Securities Act of 1933, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement, prospectus, notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus relating to the registration or qualification of the Warrant Securities or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Warrant holder or such holder of Warrant Securities expressly for use therein, and each such holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs such registration statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933 with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated ______________, 1997.

                                   DAYTON GENERAL SYSTEMS, INC.


                                   By
                                      ------------------------------------------

                                   Its -----------------------------------------


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TO:  DAYTON GENERAL SYSTEMS, INC.

ASSIGNMENT FORM --    To be Executed By the Registered Holder in Order to
                      Transfer the Warrant.


FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers _____ of the Warrants represented by the attached Warrant Certificate unto __________________________________________ (please print or typewrite name and address including postal zip code OF ASSIGNEE) having the Social Security or other identifying number of ________________, and does irrevocably constitute and appoint ________________________ attorney to transfer the Warrant Certificate on the records of the Company with full power of substitution in the premises.

Date:__________________, 19____.


         PLEASE NOTE: The signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.




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                                 EXERCISE NOTICE
                                 ---------------


         The undersigned Warrant holder hereby irrevocably elects to exercise the attached Warrant Certificate. The Warrant is hereby exercised for _____________________ Units and is accompanied by a check in the amount of $___________ to cover the exercise price thereof.



Date:
     ----------------------      -----------------------------------
                                 (Name)



                                 -----------------------------------
                                 (Address)



                                 -----------------------------------
                                 (Tax ID No.)

                                 -----------------------------------
                                 (Signature)



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